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                                                                     EXHIBIT 2.2

                              ASSUMPTION AGREEMENT

                                                 ASSIGNMENT AND ASSUMPTION
                                      AGREEMENT dated as of August 18, 1997
                                      (this "Agreement"), between Multilayer Tek
                                      L.P. ("Buyer"), and INTERNATIONAL
                                      BUSINESS MACHINES CORPORATION, a
                                      New York corporation ("Seller").

                  WHEREAS Buyer and Seller have entered into a Purchase Agreement dated as of August 5, 1997 (the "Purchase Agreement"), providing for, among other things, the purchase by Buyer of the Transferred Assets from Seller; and

                  WHEREAS, in conjunction with such purchase, Seller desires to sell, transfer, convey, assign and deliver to Buyer, and Buyer wishes to accept and assume, all of Seller's rights, obligations, title and interest in and to the Assumed Liabilities.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                  1. DEFINED TERMS. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. Nothing contained herein shall be deemed to alter or amend the terms and provisions of the Purchase Agreement, and in the event of any conflict between the terms and provisions of this Agreement and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall be deemed to govern and be controlling in all circumstances.

                  2. ASSIGNMENT. Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Buyer all of its rights, title and interest in and to the Assumed Liabilities.

                  3. ASSUMPTION. Buyer does hereby accept such sale, transfer, conveyance, assignment and delivery of all of Seller's right, title and interest in and to the Assumed Liabilities by Seller and assumes all obligations and liabilities of Seller thereunder pursuant to the terms and conditions of the Purchase Agreement.

                  4. EFFECTIVE TIME. The assignment by Seller, and the acceptance thereof by Buyer, of the Assumed Liabilities, pursuant to this Agreement, shall be effective as of the date hereof.

                  5. NONCONTRAVENTION. Pursuant to Section 5.1. of the Purchase Agreement, certain of the Assumed Liabilities may require the consent of third parties to any assignment. Such assignments to Buyer are made subject to the obtaining of such consents and shall be effective as of the date of such consent. The execution of
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this Agreement shall not be interpreted, and is not intended to be interpreted, as any action taken by Seller that would be contrary to the terms and conditions of any contract requiring the consent of any third party to such assignment. Buyer and Seller shall fully cooperate with each other in an attempt to obtain such consents, as set forth in the Purchase Agreement.

                  6. NOTICES. All notices and other communications hereunder shall be as set forth in the Purchase Agreement.

                  7. AMENDMENT. This Agreement may be amended, modified or supplemented, and any provision hereof may be waived, only by written agreement of the parties.

                  8. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

                  9. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without reference to its principles of conflict of law.

                  10. SEVERABILITY. If any one or more provisions contained in this Agreement, or the application of such provision to any person or circumstance, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  11. THIRD PARTY ACTIONS. Seller and Buyer hereby agree to cooperate in defending or prosecuting any claims or litigation relating to the transfer of title as provided herein, and to make available and furnish appropriate documents and testimony in connection therewith.

                  12. ASSIGNMENT. Pursuant to Section 12.10. of the Purchase Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, such consent not to be unreasonably withheld. Any purported assignment of this Agreement other than in accordance with this paragraph 12 shall be null and void and of no force or effect.

                  13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              Multilayer Tek L.P.

                              By: /s/ Carl R. Vertuca, Jr.
                                  -----------------------------------------

                              Title: Senior Vice President,
                                     Chief Financial Officer and
                                     Secretary of Multek Texas Inc., in its
                                     capacity as General Partner
                                     --------------------------------------

                              Date: August 18,1997
                                    ---------------------------------------

                              The DII Group, Inc.

                              By: /s/ Carl R. Vertuca, Jr.
                                  -----------------------------------------

                              Title: Senior Vice President,
                                     Chief Financial Officer and
                                     Secretary of Multek Texas Inc., in its
                                     capacity as General Partner
                                     --------------------------------------

                              Date: August 18,1997
                                    ---------------------------------------

                              INTERNATIONAL BUSINESS
                              MACHINES CORPORATION

                              By: /s/ Mark S. Payton
                                  -----------------------------------------

                              Title: Corporate Development Consultant
                                     --------------------------------------

                              Date: August 18, 1997
                                    ---------------------------------------

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